EXHIBIT 10.24

                         AGREEMENT OF PURCHASE AND SALE

      THIS AGREEMENT OF PURCHASE AND SALE (the "Agreement") is entered into this 29th day of October, 1999, by and between HELP Innovations, Inc., a Kansas corporation, (hereinafter referred to as "Seller") HELP Innovations Acquisition Corp, Inc., a Florida corporation, (hereinafter referred to as "Buyer"), Cyber-Care Inc., a Florida corporation, (hereinafter referred to as "CYBR") and Linda L. Roman and Innovative Health of Kansas, Inc. (hereinafter referred to as "Principal Shareholders").

      WITNESSETH:

      WHEREAS, Seller is the owner and operator of a technology-assisted disease management company operating under the trade name "HELP Innovations" (the Business") with its principle business location at 1311 Wakarusa Drive, Suite 2200, Lawrence, Kansas 66049 (the "Business Location"); and

      WHEREAS, Seller is desirous of selling certain assets of the Business and Buyer is desirous of buying certain assets all on the following terms and conditions.

      In consideration of the mutual promises and covenants herein contained and the sum of $10.00 and other good and valuable consideration paid by Buyer to Seller, receipt of which is hereby acknowledged by Seller, it is mutually covenanted and agreed by the parties hereto as follows:

1.    PURCHASE AND SALE OF ASSETS

      1.1. ASSETS TO BE TRANSFERRED. Subject to the terms and conditions of this Agreement, on the Closing Date (as hereinafter defined), and except as otherwise stated, Seller shall sell, transfer, convey, assign, and deliver to Buyer or upon Buyer's request, to Corp, and Buyer shall purchase and accept, unless otherwise excluded as provided herein, all of the business, rights, claims and assets (of every kind, nature, character and description, whether real, personal or mixed, tangible or intangible, accrued, contingent, intellectual or otherwise, and wherever situated) of Seller, used, held for use or acquired or developed for use in the Business, or developed in the course of conducting the Business or by persons employed in the Business (collectively the "Purchased Assets"). The Purchased Assets shall include, but not be limited to, all the following assets or rights of the Seller, to the extent so used, held, acquired or developed:

            1.1.(a) LEASED REAL PROPERTY. The lease of real property with respect to Business Location (the "Real Property Lease") described on
      Schedule 1.1.(b).

            1.1.(b) PERSONAL PROPERTY. All computers, equipment, automobiles, trucks, vans, tools, supplies, furniture, fixtures and all other personal property not included in inventory (other than personal property leased pursuant to Personal Property Leases as hereinafter defined).

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            1.1.(c) INVENTORY. All inventories including without limitation, all rights interest and materials relating to intellectual property, software, development, design, supplies, merchandise and equipment on the Closing Date, together with related packaging and delivery materials (collectively the "Inventory").

            1.1.(d) PERSONAL PROPERTY LEASES. All leases of equipment and other personal property leased by Seller for use in the Business (the "Personal Property Leases") described in Schedule 1.1.(d).

            1.1.(e) TRADE RIGHTS. Seller's interest in any and all Trade Rights of the Company. As used herein, the term "Trade Rights" shall mean and include: (i) all trademark rights, business identifiers, trade dress, service marks, trade names and brand names, all registrations thereof and applications therefor and all goodwill associated with the foregoing; (ii) all copyrights, copyright registrations and copyright applications, and all other rights associated with the foregoing and the underlying works of authorship; (iii) all intellectual property, all patents and patent applications, and all international proprietary rights associated therewith; (iv) all contracts or agreements granting any right, title, license or privilege under the intellectual property rights of any third party; (v) all inventions, mask works and mask work registrations, know-how, discoveries, improvements, designs, trade secrets, shop and royalty rights, employee covenants and agreements respecting intellectual property and non-competition and all other types of intellectual property; and (vi) all claims for infringement or breach of any of the foregoing.

            1.1.(f) CONTRACTS. All Seller's rights in, to and under all contracts, agreements, license agreements, purchase orders, and commitment sales orders (hereinafter "Contracts") of Seller. To the extent that any Contract for which assignment to Buyer provided herein is not assignable without the consent of another party, this Agreement shall not constitute an assignment or an attempted assignment thereof if such assignment or attempted assignment would constitute a breach thereof. Seller and Buyer agree to use their reasonable best efforts (without any requirement on the part of Buyer to pay any money or agree to any change in the terms of any such Contract) to obtain the consent of such other party to the assignment of any such Contract to Buyer in all cases in which such consent is or may be required for such assignment. If any such consent shall not be obtained, Seller agrees to cooperate with Buyer in any reasonable arrangement designed to provide for Buyer the benefits intended to be assigned to Buyer under the relevant Contract, including enforcement at the cost and for the account of Buyer of any and all rights of Seller against the other party thereto arising out of the breach or cancellation thereof by such other party or otherwise. If and to the extent that such arrangement cannot be made, Buyer, upon notice to Seller, shall have no obligation with respect to any such Contract and any such Contract shall not be deemed to be a Purchased Asset hereunder.

            1.1.(g) COMPUTER SOFTWARE. All computer programs and other software, documentation and related property and information of Seller.

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            1.1.(h) LITERATURE. All reference materials, sales literature, promotional literature, catalogs and similar materials.

            1.1.(i) RECORDS AND FILES. All records, files, invoices, customer lists, specifications, designs, drawings, accounting records, business records, disease management protocols, operating data and other data.

            1.1.(j) LICENSES; PERMITS. All licenses, permits and approvals necessary to operate the Business.

            1.1.(k) BUSINESS NAME. The name "HELP Innovations" and all rights to use or allow others to use such name.

            1.1.(l) GENERAL INTANGIBLES. All prepaid items, all causes of action arising out of occurrences before or after the Effective Date, and other intangible rights and assets including, without limitation, telephone numbers, directory listings, and prepaid advertisements.

            1.1.(m) INTELLECTUAL PROPERTY. All intellectual property, trade secrets, patents, patents in process, ideas developed or otherwise, applications, protocols developed or otherwise which Seller may own or lay claim.

      1.2. EXCLUDED ASSETS. Section 1.1 notwithstanding, Seller shall not sell, transfer, assign, convey or deliver to Buyer, and Buyer will not purchase or accept the following assets of Seller:

            1.2.(a) CONSIDERATION. The consideration delivered by Buyer to Seller pursuant to this Agreement.

            1.2.(b) OBLIGATIONS OF AFFILIATES. Notes, drafts, accounts receivable or other obligations for the payment of money, owed to Seller by any Affiliate of Seller. For purposes of this Agreement, the term "Affiliate" shall mean and include all shareholders, directors and officers of Seller; the spouse of any such person; any person who would be the heir or descendant of any such person if he or she were not living; and any entity in which any of the foregoing has a direct or indirect interest.

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2.    ASSUMPTION OF LIABILITIES

      2.1. LIABILITIES NOT TO BE ASSUMED. Buyer is not assuming any Liabilities of Seller and all such Liabilities shall be and remain the responsibility of Seller, except for those listed on Schedule 1.1.(e).

      2.2. TAXES ARISING FROM TRANSACTION. Buyer shall not assume or be responsible for any taxes applicable to, imposed upon or arising out of the sale or transfer of the Purchased Assets to Buyer and the other transactions contemplated by this Agreement, including but not limited to any income, transfer, sales, use, gross receipts or documentary stamp taxes.

      2.3. INCOME AND FRANCHISE TAXES. Buyer shall not assume or be responsible for any Liability of Seller for Federal income taxes and any state or local income, profit or franchise taxes (and any penalties or interest due on account thereof).

      2.4. PRODUCT AND SERVICE LIABILITY. Buyer shall not assume or be responsible for any Liability of Seller arising out of or in any way relating to or resulting from any product manufactured, developed, assembled or sold or any service performed prior to the Effective Date (including any Liability of Seller for claims made for injury to person, damage to property or other damage, whether made in product liability, tort, breach of warranty or otherwise).

      2.5. LITIGATION MATTERS. Buyer shall not assume or be responsible for any Liability of Seller with respect to any action, suit, proceeding, arbitration, investigation or inquiry, whether civil, criminal or administrative ("Litigation") and Seller shall indemnify Buyer for any such costs incurred.

      2.6. INFRINGEMENTS. Buyer shall not assume or be responsible for any Liability of Seller with respect to a third party for infringement of such third party's Trade Rights.

      2.7. TRANSACTION EXPENSES. Buyer shall not assume or be responsible for any Liabilities incurred by Seller in connection with this Agreement and the transactions contemplated herein.

      2.8. LIABILITY FOR BREACH. Buyer shall not assume or be responsible for any Liabilities of Seller for any breach or failure to perform any of Seller's covenants and agreements contained in, or made pursuant to, this Agreement, or, prior to the Closing, any other contract, whether or not assumed hereunder, including breach arising from assignment of contracts hereunder without consent of third parties.

      2.9. LIABILITIES TO AFFILIATES. Except as specifically set forth herein, Buyer shall not assume or be responsible for any Liabilities of Seller to its present or former Affiliates.

      2.10. VIOLATION OF LAWS OR ORDERS. Buyer shall not assume or be responsible for any Liabilities of Seller for any violation of or failure to comply with any statute, law, ordinance, rule or regulation (collectively, "Laws") or any order, writ, injunction, judgment, plan or decree

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(collectively, "Orders") of any court, arbitrator, department, commission, board, bureau, agency, authority, instrumentality or other body, whether federal, state, municipal, foreign or other (collectively, "Government Entities").

3.    PURCHASE PRICE - PAYMENT

      3.1. PURCHASE PRICE. The purchase price (the "Purchase Price") for the Purchased Assets shall be 1,334,000 shares of Buyer's restricted voting common stock ("Acquisition Shares"); at Closing or as soon thereafter as reasonably possible, Buyer shall deliver to Seller the Acquisition Shares.

      3.2. NO REGISTRATION. The Shareholders acknowledge and agree that:

            3.2.(a) Except as otherwise provided herein, the Acquisition Shares are being granted and issued without registration under applicable federal and state securities laws in reliance upon certain exemptions from registration under such securities laws;

            3.2.(b) Each certificate representing the Acquisition Shares will bear a legend restricting its transfer, sale, conveyance or hypothecation, unless such Acquisition Shares are either registered under applicable securities laws or as exemption from such registration is applicable;

            3.2.(c) The Shareholders shall not transfer all of any of the Acquisition Shares except in compliance with all applicable securities laws including Rule 144 of the Securities Act of 1933. Rule 144 presently allows a sale, within limitations, of the Acquisition Shares after one (1) year from the date the Acquisition Shares are unconditionally earned pursuant to this Agreement;

            3.2.(d) The Shareholders are acquiring the Acquisition Shares for their own account, for investment purposes only and not with a view to the sale or distribution thereof.

      3.3. REGISTRATION; CREDITOR SHARES. Twenty-five percent of the Acquisition Shares are designated solely for use in negotiating the full and complete satisfaction of all outstanding liabilities of Seller (hereinafter "Creditor Shares"). Buyer shall use his reasonable best efforts to effect a registration of Creditor Shares on Form S-3 or other appropriate form (the Registration Statement) prior to December 31, 1999.

      Notwithstanding the foregoing, the Principal Shareholders shall, in any event, have piggyback registration rights with respect to those Acquisition Shares they receive for which a registration is not effected by Seller or resale is not otherwise available pursuant to Rule 144(k) of the Securities Act. Notwithstanding, if Seller's underwriter or Seller, in good faith, determines that market factors or underwriting conditions prohibit or otherwise require a limitation of the number of shares to be underwritten, the underwriter or Seller may exclude the Acquisition Shares in the

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same proportion, as nearly as practicable, as the other selling shareholders of
Seller participating in such registration (proportional to the number of shares requested to be registered by each) or the underwriter or Seller may limit the number of Acquisition Shares to be included in the registration and underwriting to a specified percentage of the total offering to be distributed through the underwriting in the same proportion, as nearly as practicable, to other selling shareholders of Seller participating in such registration (proportional to the number of shares requested to be registered by each).

      The Creditor Shares shall be held in escrow from the Closing Date until the registration of such Creditor Shares becomes effective pursuant to that certain Stock Pledge and Escrow Agreement executed same even date herewith. Upon registration the escrow agent shall release 10% of the Creditor Shares each month to Taylor Stuart Financial on account of the Seller to be held for sale and used for payment to the satisfaction of the Creditors.

      3.4. LICENSE OF ASSET. From the Closing Date until the Creditor Shares are registered pursuant to Section 3.3 Seller does hereby grant an exclusive license of all assets of any kind to be acquired hereunder to Buyer for Buyer's sole and exclusive use, unfettered by any claim. In the event any claim resulting from activity prior to closing date is asserted Seller will defend, indemnify and hold harmless Buyer for any cost incurred therein. Furthermore should Buyer elect to satisfy any claim or cost incurred resulting from a prior claim, Buyer shall be entitled to be reimbursed therefor on a first priority basis from the proceeds of the sale of Creditor Shares contemplated by Section 3.3.

      3.5. OTHER PAYMENTS AND ADJUSTMENTS. The amount of wages and other remuneration due in respect of periods prior to the Effective Date to employees of the Business and the amount of bonuses due to such employees for all such periods will be paid by Seller directly to such employees.

      3.6. ALLOCATION OF PURCHASE PRICE. The aggregate Purchase Price (including the assumption by Buyer of the Assumed Liabilities) shall be allocated among the Purchased Assets for tax purposes in accordance with Schedule 3.5. Seller and Buyer will follow and use such allocation in all tax returns, filings or other related reports made by them to any governmental agencies. To the extent that disclosures of this allocation are required to be made by the parties to the Internal Revenue Service ("IRS") under the provisions of Section 1060 of the Internal Revenue Code of 1986, as amended (the "Code") or any regulations thereunder, Buyer and Seller will disclose such reports to the other prior to filing with the IRS.

      3.7 CREDITORS LOAN. From the Closing Date until the Creditor Shares are registered pursuant to Section 3.3 Buyer does hereby agree to advance funds as may be necessary to maintain the Seller's plan to satisfy Creditors and otherwise operate. These advances shall not exceed $20,000 per month provided, the registration shall have occurred on or before December 31, 1999. These advances shall in no way operate as a guarantee by the Buyer of any claim against the Seller. These advances shall be repaid from the proceeds of the sale of Creditor Shares as available and contemplated by Section 3.3 after the Seller's monthly payment to satisfy Seller's Creditor Plan as set forth on
Schedule 3.7.

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4.    REPRESENTATIONS AND WARRANTIES OF SELLER AND PRINCIPAL SHAREHOLDERS

      Seller and its Principal Shareholders, hereby make the following representations and warranties to Buyer, each of which is true and correct on the date this Agreement is executed and shall remain true and correct to and including the Effective Date, shall be unaffected by any investigation heretofore or hereafter made by Buyer, or any knowledge of Buyer other than as specifically disclosed in the disclosure schedules delivered to Buyer at the time of the execution of this Agreement, and shall survive the Closing of the transactions provided for herein. For the purposes of this Agreement, "Principal Shareholder" shall be Linda L. Roman and Innovative Health of Kansas, Inc.

      4.1.  CORPORATE.

            4.1.(a) ORGANIZATION. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of Kansas.

            4.1.(b) CORPORATE POWER. Seller has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as and where such is now being conducted, to enter into this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and to carry out the transactions contemplated hereby and thereby.

      4.2. AUTHORITY. The execution and delivery of this Agreement and the other documents and instruments to be executed and delivered by Seller pursuant hereto and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the shareholders and the Board of Directors of Seller. No other or further corporate act or proceeding on the part of Seller or its shareholders is necessary to authorize this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto or the consummation of the transactions contemplated hereby and thereby. This Agreement constitutes, and when executed and delivered, the other documents and instruments to be executed and delivered by Seller pursuant hereto will constitute, valid binding agreements of Seller, enforceable in accordance with their respective terms, except as such may be limited by bankruptcy, insolvency, reorganization or other laws affecting creditors' rights generally, and by general equitable principles.

      4.3. NO VIOLATION. Neither the execution and delivery of this Agreement or the other documents and instruments to be executed and delivered by Seller pursuant hereto, nor the consummation by Seller of the transactions contemplated hereby and thereby (a) will violate any applicable Law or Order, (b) will require any authorization, consent, approval, exemption or other action by or notice to any Government Entity or (c) will violate or conflict with, or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or will result in the termination of, or accelerate the performance required by, or result in the creation of any Lien (as defined in Section 4.9.), upon any of the assets of Seller under, any term or provision

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of the Articles of Incorporation or By-laws of Seller or of any contract, commitment, understanding, arrangement, agreement or restriction of any kind or character to which Seller is a party or by which Seller or any of its assets or properties may be bound or affected.

      4.4. TAX MATTERS. Except as set forth on Schedule 4.4: (i) all state, foreign, county, local and other tax returns relating primarily to the Business or the Purchased Assets, or required to be filed by or on behalf of Seller in any jurisdiction or any political subdivision thereof, have been timely filed and the taxes paid or adequately accrued; (ii) Seller has duly withheld and paid all taxes which it is required to withhold and pay relating to salaries and other compensation heretofore paid to the employees of the Business; and (iii) Seller has not received any notice of underpayment of taxes or other deficiency which has not been paid and there are outstanding agreements or waivers extending the statutory period of limitations applicable to any tax return or report relating primarily to the Business or the Purchased Assets, or required to have been filed by Seller in any jurisdiction or political subdivision thereof.

      4.5. NO LITIGATION. Except as set forth in Schedule 4.6 there is no Litigation pending or threatened against Seller, or its employees, agents, officers or directors (in such capacity) that in any way involves the Business, the Purchased Assets or the Assumed Liabilities, nor does Seller know, or have grounds to know, of any basis for any Litigation. Except as set forth in
Schedule 4.6, neither Seller, the Purchased Assets nor the Assumed Liabilities is subject to any order of any Government Entity.

      4.6. COMPLIANCE WITH LAWS AND ORDERS.

            4.6.(a) COMPLIANCE. Except as set forth in Schedule 4.8(a), the Business (including each and all of its operations, practices, properties and assets) is in compliance with all applicable laws and orders, including, without limitation, those applicable to discrimination in employment, Medicare, insurance billings, providing of medical services, sales of medication and durable medical equipment, occupational safety and health, trade practices, competition and pricing, product warranties, zoning, building and sanitation, employment, retirement and labor relations, and product advertising. Except as set forth in Schedule 4.7(a), Seller has not received notice of any violation or alleged violation of, and is subject to no Liability for past or continuing violation of, any laws or orders with respect to the operations of the Business. All reports and returns required to be filed by Seller with any Government Entity have been filed, and were accurate and complete when filed. Without limiting the generality of the foregoing:

                  (i) The operation of the Business as it is now conducted does not, nor does any condition existing at the Business Location, in any manner constitute a nuisance or other tortuous interference with the rights of any person or persons in such a manner as to give rise to or constitute the grounds for a suit, action, claim or demand by any such person or persons seeking compensation or damages or seeking to restrain, enjoin or otherwise prohibit any aspect of the conduct of the Business or the manner in which it is now conducted.

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                  (ii) Seller has made all required payments to its unemployment compensation reserve accounts with the appropriate governmental departments where it is required to maintain such accounts with respect to the operations of the Business, and each of such accounts has a positive balance.

            4.6.(b) LICENSES AND PERMITS. Seller has all licenses, permits, approvals, authorizations and consents of all Government Entities and insurance and all certificates, licenses and permits required for the conduct of the Business. Except as set forth in Schedule 4.6.(b), the Business (including its operations, properties and assets) is and has been in compliance with all such permits and licenses, approvals, authorizations and consents.

      4.7.  TITLE TO AND CONDITION OF PROPERTIES.

            4.7.(a) MARKETABLE TITLE. Seller upon registration of Creditor Shares, shall have good and marketable title to all the Purchased Assets, free and clear of all mortgages, liens (statutory or otherwise), security interests, claims, pledges, licenses, equities, options, conditional sales contracts, assessments, levies, covenants, reservations, restrictions, exceptions, limitations, charges or encumbrances of any nature whatsoever (collectively, "Liens") except those described in Schedule 4.7.(a). None of the Purchased Assets are subject to any restrictions with respect to the transferability thereof. Seller has complete and unrestricted power and right to sell, assign, convey and deliver the Purchased Assets to Buyer as contemplated hereby. Upon registration of Creditor Shares, Buyer will receive good and marketable title to all the Purchased Assets, free and clear of all Liens of any nature whatsoever except those described in the appropriate Schedule.

            4.7.(b) CONDITION. All tangible assets constituting Purchased Assets hereunder are in good operating condition and repair, free from any defects (except such minor defects as do not interfere with the use thereof in the conduct of the normal operations of Seller), have been maintained consistent with the standards generally followed in the industry and are sufficient to carry on the business of Seller as conducted during the preceding 3 months. All buildings and other structures owned or otherwise utilized by Seller in operating the Business are in good condition and repair and have no structural defects or defects affecting the plumbing, electrical, sewerage, or heating, ventilating or air conditioning systems.

            4.7.(c) NO CONDEMNATION OR EXPROPRIATION. Neither the whole nor any portion of the Purchased Assets is subject to any order to be sold or is being condemned, expropriated or otherwise taken by any Government Entity with or without payment of compensation therefor, nor to the best of Seller's knowledge has any such condemnation, expropriation or taking been proposed.

      4.8. INSURANCE Set forth in Schedule 4.8 is a complete and accurate list and description of all policies of fire, liability, product liability, workers compensation, health and other forms of insurance presently in effect with respect to the Business and the Purchased Assets, true and correct

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copies of which have heretofore been delivered to Buyer. Schedule 4.8 includes, without limitation, the carrier, the description of coverage, the limits of coverage, retention or deductible amounts, amount of annual premiums, date of expiration and the date through which premiums have been paid with respect to each such policy, and any pending claims in excess of $5,000.00. All such policies are valid, outstanding and enforceable policies and provide insurance coverage for the Business and the Purchased Assets, of the kinds, in the amounts and against the risks customarily maintained by organizations similarly situated; and no such policy (nor any previous policy) provides for or is subject to any currently enforceable retroactive rate or premium adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events arising prior to the date hereof. Schedule 4.8 indicates each policy as to which (a) the coverage limit has been reached or (b) the total incurred losses from the beginning of the most recent fiscal year to date equal 25% or more of the coverage limit. No notice of cancellation or termination has been received with respect to any such policy, and neither Seller or the Principal Shareholders have any information or knowledge of any act or omission of Seller which could result in cancellation of any such policy prior to its scheduled expiration date. Seller has not been refused any insurance with respect to any aspect of the operations of the Business nor has its coverage been limited by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the last three years. Seller has duly and timely made all claims it has been entitled to make under each policy of insurance. There is no claim by Seller pending under any such policies as to which coverage has been questioned, denied or disputed by the underwriters of such policies, and neither Seller or the Principal Shareholders know of any basis for denial of any claim under any such policy. Seller has not received any written notice from or on behalf of any insurance carrier issuing any such policy that insurance rates therefor will hereafter be substantially increased (except to the extent that insurance rates may be increased for all similarly situated risks) or that there will hereafter be a cancellation or an increase in a deductible (or an increase in premiums in order to maintain an existing deductible) or non-renewal of any such policy. Such policies are sufficient in all material respects for compliance by Seller with all requirements of law and with the requirements of all material contracts to which Seller is a party.

      4.9.  CONTRACTS AND COMMITMENTS.

            4.9.(a) REAL PROPERTY LEASES. Except as set forth in Schedule 1.1.(a) Seller has no leases of real property used or held for use in connection with the Business or the Purchased Assets.

            4.9.(b) PERSONAL PROPERTY LEASES. Except as set forth in Schedule 1.1.(d) Seller has no leases of personal property used or held for use in connection with the Business or the Purchased Assets.

            4.9.(c) PURCHASE COMMITMENTS. Seller has no purchase commitments for inventory items or supplies in connection with the Business.

            4.9.(d) SALES COMMITMENTS. Except as set forth in Schedule 4.10(d) Seller has no sales contracts or commitments to customers or distributors in connection with or affecting

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      the Business or the Purchased Assets. Seller has no sales contracts or commitments in connection with or affecting the Business or the Purchased Assets except those made in the ordinary course of business, at arm's length, and no such contracts or commitments are for a sales price which would result in a loss to the Business.

            4.9.(e) CONTRACTS WITH AFFILIATES AND CERTAIN OTHERS. Seller has no agreement, understanding, contract or commitment (written or oral) in connection with or affecting the Business or the Purchased Assets with any Affiliate or any other officer, employee, agent, consultant, distributor, dealer or franchisee.

            4.9.(f) POWERS OF ATTORNEY. The Seller has not given a power of attorney, which is currently in effect, to any person, firm or corporation for any purpose whatsoever in connection with or affecting the Business or the Purchased Assets.

            4.9.(g) LOAN AGREEMENTS. Except as set forth in Schedule 4.9(g) Seller is not obligated under any loan agreement, promissory note, letter of credit, or other evidence of indebtedness as a signatory, guarantor or otherwise, which obligation constitutes or gives rise or could by its terms, through the giving of notice or any other events short of judgment by a court, give rise to a lien against any Purchased Asset.

            4.9.(h) GUARANTEES. Except as set forth in Schedule 4.9(h) Seller has not guaranteed the payment or performance of any person, firm or corporation, agreed to indemnify any person or act as a surety, or otherwise agreed to be contingently or secondarily liable for the obligations of any person, in connection with the Business or in any other way which affects the Business or the Purchased Assets.

            4.9.(i) GOVERNMENT CONTRACTS. Except as shown in Schedule 4.9(i) Seller is not a party to any contract with any governmental body.

            4.9.(j) BURDENSOME OR RESTRICTIVE AGREEMENTS. Seller is not a party to nor is it bound by any agreement, deed, lease or other instrument in connection with or affecting the Business or the Purchased Assets which is so burdensome as to materially affect or impair the operation of the Business. Without limiting the generality of the foregoing, Seller is not a party to nor is it bound by any such agreement requiring Seller to assign any interest in any trade secret or proprietary information constituting Purchased Assets hereunder, or prohibiting or restricting Seller in its operation of the Business from competing in any business or geographical area or soliciting customers or otherwise restricting it from carrying on the Business anywhere in the world.

            4.9.(k) NO DEFAULT. Except as shown in Schedule 4.9(j)Seller is not in default under any lease, license, contract or commitment in its operation of the Business, nor has any event or omission occurred which through the passage of time or the giving of notice, or both, would constitute a default thereunder or cause the acceleration of any of Seller's obligations or result in the creation of any Lien on any Purchased Asset. No third party is in default under any such lease, contract or commitment to which Seller is a party, nor has any event or omission occurred which, through the passage of time or the giving of notice, or both, would constitute a default thereunder, or give rise to an automatic termination, or the right of discretionary termination thereof.

      4.10. TRADE RIGHTS. Schedule 4.10. lists all Trade Rights of the type described in Section 1.1.(d) which are or were used, held for use, or acquired or developed for use in the Business, or developed in the course of conducting the Business or by persons employed in the Business, specifying whether such Trade Rights are owned, controlled, used or held (under license or otherwise) by Seller, and also indicating which of such Trade Rights are registered. Seller is not infringing and has not infringed any Trade Rights of another in the operation of the Business, nor is any other person infringing the Trade Rights of Seller. Seller has not granted any license or made any assignment of any Trade Right listed on Schedule 4.10, and no other person has any right to use any such Trade Right. Seller does not pay any royalties or other consideration for the right to use any Trade Rights of others. There is no Litigation pending or threatened to challenge Seller's right, title and interest with respect to its continued use and right to preclude others from using any Trade Rights of Seller. All Trade Rights of Seller are valid, enforceable and in good standing, and there are no equitable defenses to enforcement based on any act or omission of Seller.

      4.11. PRODUCT WARRANTY AND PRODUCT LIABILITY. There are no warranties, commitments or obligations with respect to the return, repair or replacement of Products. There are no defects in design, construction or manufacture of Products which would adversely affect performance or create an unusual risk of injury to persons or property. None of the Products has been the subject of any replacement, field fix, retrofit, modification or recall campaign and, to Seller's knowledge, no facts or conditions exist which could reasonably be expected to result in such a recall campaign. As used in this Section 4.11, the term "Products" means any and all medication and other products currently or at any time previously manufactured, compounded, mixed, formulated, distributed or sold by Seller, or by any predecessor of Seller under any brand name or mark under which products are or have been manufactured, distributed or sold by Seller, in or through the Business.

      4.12. ASSETS NECESSARY TO BUSINESS. The Purchased Assets include all property and assets (except for the Excluded Assets), tangible and intangible, and all leases, licenses and other agreements, which are necessary to permit Buyer to carry on, as currently used or held for use in, the Business as presently conducted.

      4.13. NO BROKERS OR FINDERS. Neither Seller nor any of its directors, officers, employees, shareholders or agents have retained, employed or used any broker or finder in connection with the transaction provided for herein or in connection with the negotiation thereof.

      4.14. FINANCIAL STATEMENTS. Included as Schedule 4.14 are true and complete copies of the financial statements of the Seller consisting of (i) balance sheets of the Seller as of December 31, 1998, and 1997, and the related statements of operations for the years then ended (including the notes contained therein or annexed thereto), which financial statements are not audited, and
(ii) an unaudited balance sheet of the Seller as of August 31, 1999 (the "RECENT BALANCE SHEET"), and the related unaudited statements of operations for the twelve (12) months then ended (the "RECENT STATEMENT OF OPERATIONS") and for the corresponding period of the prior year (including the notes and schedules contained therein or annexed thereto). All of such financial statements (including the notes and schedules contained therein or annexed thereto) are true, complete and accurate, have been prepared in accordance with generally accepted accounting principles applied on a consistent basis, have been prepared in accordance with the books and records of the Seller and fairly present, in accordance with generally accepted accounting principles, the assets with adequate provision made for doubtful accounts, liabilities and financial position, the results of operations of the Seller as of the dates and for the years and periods indicated.

      4.15. CONDUCT SINCE DATE OF RECENT BALANCE SHEET. Except as set forth in this Agreement and as disclosed in Schedule 4.15 hereto, none of the following has occurred since the date of the Recent Balance Sheet:

            4.15.(a) NO ADVERSE CHANGE. Any material adverse change in the financial condition, Purchased Assets, Assumed Liabilities, Business, prospects or operations of the Seller;

            4.15.(b) NO DAMAGE. Any material loss, damage or destruction, whether covered by insurance or not, affecting the Seller's Business or the Purchased Assets;

            4.15.(c) NO INCREASE IN COMPENSATION. Any increase in the compensation, salaries or wages payable or to become payable to any employee or agent of the Seller (including, without limitation, any increase or change pursuant to any bonus, pension, profit sharing, retirement or other plan or commitment), or any bonus or other employee benefit granted, made or accrued, that exceeds in the aggregate a seven percent (7%) increase in the total compensation or benefits payable to any single employee or agent of the Seller;

            4.15.(d) NO LABOR DISPUTES. There are no labor dispute or disturbance, other than routine individual grievances which are not material to the Business or the Purchased Assets;

            4.15.(e) NO COMMITMENTS. Any commitment or transaction by the Seller (including, without limitation, any borrowing or capital expenditure) other than in the ordinary course of business consistent with past practice;

            4.15.(f) NO DISPOSITION OF PROPERTY. Any sale, lease or other transfer or disposition of any properties or assets of the Seller, except in the ordinary course of business;

            4.15.(g) NO LIENS. Except as set forth in Schedule 4.8(a) any mortgage, pledge, lien or encumbrance made on any of the Purchased Assets;

            4.15.(h) NO AMENDMENT OF CONTRACTS. Any entering into, amendment or termination by the Seller of any Assumed Liability, or any waiver of material rights thereunder, other than in the ordinary course of business;

            4.15.(i) CREDIT. Any grant of credit to any customer or distributor on terms or in amounts more favorable than those which have been extended to such customer or distributor in the past, any other change in the terms of any credit heretofore extended, or any other change of the Seller's policies or practices with respect to the granting of credit; or

            4.15.(j) NO UNUSUAL EVENTS. Any other event or condition not in the ordinary course of business of the Seller.

      4.16. SUBSIDIARIES. Seller has no subsidiaries or interests in any other entity nor does the Seller own or control, directly or indirectly, any capital stock of any corporation or interest in any partnership, trust or unincorporated association, or any interest or investment in any other corporation, association or other business entity.

      4.17. ACCOUNTS RECEIVABLE. All accounts receivable of the Seller reflected on the Recent Balance Sheet, and as incurred in the normal course of business since the date thereof, represent arm's length sales actually made in the ordinary course of business; are collectible (net of the reserve shown on the Recent Balance Sheet for doubtful accounts) in the ordinary course of business without the necessity of commencing legal proceedings; are subject to no counterclaim or setoff; and are not in dispute. Schedule 4.17 contains an aged schedule of accounts receivable included in the Recent Balance Sheet.

      4.18. ENVIRONMENTAL MATTERS. The applicable Laws relating to pollution or protection of the environment, including Laws relating to emissions, discharges, generation, storage, releases or threatened releases of pollutants, contaminants, chemicals or industrial, toxic, hazardous or petroleum or petroleum-based substances or wastes ("WASTE") into the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Waste including, without limitation, the Clean Water Act, the Clean Air Act, the Resource Conservation and Recovery Act, the Toxic Substances Control Act and the Comprehensive Environmental Response Compensation Liability Act ("CERCLA"), as amended, and their state and local counterparts are herein collectively referred to as the "ENVIRONMENTAL LAWS". Without limiting the generality of the foregoing provisions of this Section, Seller is in full compliance with all limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in the Environmental Laws or contained in any regulations, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 4.18, there is no Litigation nor any demand, claim, hearing or notice of violation pending or threatened against the Seller relating in any way to the Environmental Laws or any Order issued, entered, promulgated or approved thereunder. Except as set forth in Schedule 4.18, there are no past or present or future events, conditions, circumstances, activities, practices, incidents, actions, omissions or plans which may interfere with or prevent compliance or continued compliance with the Environmental Laws or with any Order issued, entered, promulgated or approved thereunder, or which may give rise to any liability, including, without limitation, liability under CERCLA or similar state or local Laws, or otherwise form the basis of any Litigation, hearing, notice of violation, study or investigation, based on or related to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, or the emission, discharge, release or threatened release into the environment, of any Waste.

      4.19. PERSONNEL. Schedule 4.19 attached hereto contains accurate and complete information as to names and rates of compensation (whether in the form of salaries, bonuses, commissions or other supplemental compensation now or hereafter payable) of all personnel of the Seller, together with information as to any contracts with any such personnel. Seller has no pension, profit-sharing, bonus, incentive, insurance or other employee benefit plans (including without limitation any such plans within the meaning of Section 3 (3) of the Employee Retirement Income Security Act of 1974, as amended) in which any employees of the Seller participate, except as set forth on the Schedule 4.19.

      4.20. DISCLOSURE. No representation or warranty by Seller or the Principal Shareholders in this Agreement, nor any statement, certificate, schedule or exhibit hereto furnished or to be furnished by or on behalf of Seller or the Principal Shareholders pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not misleading. All statements and information contained in any certificate, instrument, disclosure schedules or document delivered by or on behalf of Seller or the Principal Shareholders shall be deemed representations and warranties by Seller and the Principal Shareholders.

5.    REPRESENTATIONS AND WARRANTIES OF BUYER

      Buyer hereby makes the following representations and warranties to the Seller and the Principal Shareholders, each of which Buyer represents to be true and correct on the date hereof, shall remain true and correct to and including the Effective Date, shall be unaffected by any investigation heretofore or hereafter made by the Shareholders, or any knowledge of the Shareholders other than as specifically disclosed in the disclosure schedules delivered to the Seller.

      5.1. SHARES. All of the Acquisition Shares will be validly issued to the Seller, fully paid and non-assessable. Buyer will deliver, good and marketable title to the Acquisition Shares, which shares shall be fully paid and non-assessable and except as otherwise provided in this Agreement shall be free and clear of all Liens.

      5.2. ORGANIZATION. Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. Buyer has the full power and authority to own all its assets and to conduct its business as and where its business is presently conducted. Accurate, current and complete copies of the Article of Incorporation and Bylaws of the Company are attached hereto as Schedule 5.2.

      5.3.  AUTHORITY AND APPROVAL OF AGREEMENT.

            5.3.(a) The execution and delivery of this Agreement by Buyer and the performance of all Buyer's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of Buyer pursuant to applicable law. Buyer has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

            5.3.(b) This Agreement and each of the other documents, instruments and agreements executed by Buyer in connection herewith constitute the valid and legally binding agreements of Buyer, enforceable against Buyer in accordance with their terms, except that:

                  (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and

                  (ii) the availability of equitable remedies as may be limited by equitable principles.

      5.4. NO VIOLATIONS Neither the execution, delivery nor performance of this Agreement or any other documents, instruments or agreements executed by the Buyer in connection herewith, nor the consummation of the transactions contemplated hereby: (a) constitutes a violation of or default under (either immediately, upon notice or upon lapse of time) the Articles of Incorporation or Bylaws of Buyer, any provision of any contract to which Buyer or its assets may be bound, any judgment to which Buyer is bound or any law applicable to Buyer; or (b) result in the creation or imposition of any encumbrance upon, or give any third person any interest in or right to, any or all of the Initial Shares or any other capital stock of Buyer or any of the assets of Buyer; or (c) result in the loss or adverse modification of, or the imposition of any fine or penalty with respect to, any license, permit or franchise granted or issued to, or otherwise held by or for the use of, Buyer.

      5.5. CONSENTS. The execution, delivery and performance by Buyer of this Agreement and the consummation by Buyer of the transactions contemplated hereby do not require any consent that has not been received prior to the date hereof.

      5.6. BROKERS. Buyer has no liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement for which the Shareholder or the Company could become liable or obligated.

      5.7. FULL DISCLOSURE. To the best knowledge of Buyer, no representation or warranty by Buyer in this Agreement, nor any statement, certificate, schedule, document or exhibit hereto furnished or to be furnished by or on behalf of Buyer pursuant to this Agreement or in connection with transactions contemplated hereby, contains or shall contain any untrue statement of material fact or omits or shall omit a material fact necessary to make the statements contained therein not materially misleading.

6.    REPRESENTATIONS AND WARRANTIES OF CYBR

      CYBR hereby makes the following representations and warranties to Seller and the Principal Shareholders, each of which CYBR represents to be true and correct on the date hereof, shall remain true and correct to and including the Effective Date, shall be unaffected by any investigation heretofore or hereafter made by the Shareholders, or any knowledge of the Shareholders other than as specifically disclosed in the disclosure schedules delivered to Seller.

      6.1. SHARES. All of the Acquisition Shares will be validly issued to Seller, fully paid and non-assessable. CYBR will deliver, good and marketable title to the Acquisition Shares, which shares shall be fully paid and non-assessable and except as otherwise provided in this Agreement shall be free and clear of all Liens.

      6.2. ORGANIZATION. CYBR is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida and is not required to be qualified or licensed as a foreign corporation in any other jurisdiction. CYBR has the full power and authority to own all its assets and to conduct its business as and where its business is presently conducted. Accurate, current and complete copies of the Article of Incorporation and Bylaws of the Company are attached hereto as Schedule 5.2.

      6.3.  AUTHORITY AND APPROVAL OF AGREEMENT.

            6.3.(a) The execution and delivery of this Agreement by CYBR and the performance of all CYBR's obligations hereunder have been duly authorized and approved by all requisite corporate action on the part of CYBR pursuant to applicable law. CYBR has the power and authority to execute and deliver this Agreement and to perform all its obligations hereunder.

            6.3.(b) This Agreement and each of the other documents, instruments and agreements executed by CYBR in connection herewith constitute the valid and legally binding agreements of CYBR, enforceable against CYBR in accordance with their terms, except that:

                  (i) enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws of general application affecting the enforcement of the rights and remedies of creditors; and

                  (ii) the availability of equitable remedies as may be limited by equitable principles.

      6.4. NO ENCUMBRANCES ON SECURITIES. Except as set forth in this Agreement, the Acquisition Shares being transferred by CYBR to Seller are free and clear of any liens, claims, encumbrances or restrictions of any kind, and none of those shares is subject to options, rights, warrants, or other agreements or commitments other than set forth in this Agreement.

7.    OTHER MATTERS

      7.1. NONCOMPETITION; CONFIDENTIALITY. Subject to the Closing, and as an inducement to Buyer to execute this Agreement and complete the transactions contemplated hereby, and in order to preserve the goodwill associated with the Business, Seller and the Principal Shareholders, Linda L. Roman, and subject to an Employment Agreement of even date, hereby covenant and agree as follows:

            7.1.(a) COVENANT NOT TO COMPETE. For a period of three (3) years from the Effective Date, they will not, directly or indirectly:

                  (i) engage in, continue in or carry on any business which
            competes with the Business or is substantially similar thereto, including owning or controlling any financial interest in any corporation, partnership, firm or other form of business organization which is so engaged;

                  (ii) consult with, advise or assist in any way, whether or not for consideration, any corporation, partnership, firm or other business organization which is now or becomes a competitor of Buyer in any aspect with respect to the Business or Purchased Assets which Buyer is acquiring hereunder, including, but not limited to, advertising or otherwise endorsing the products of any such competitor; soliciting customers or otherwise serving as an intermediary for any such competitor; loaning money or rendering any other form of financial assistance to or engaging in any form of business transaction on other than an arms' length basis with any such competitor;

                  (iii) offer new employment to an employee of the Business, without the prior written consent of Buyer; or

                  (iv) engage in any practice the purpose of which is to evade the provisions of this covenant not to compete or to commit any act which adversely affects the Business, Purchased Assets or Assumed Liabilities; provided, however, that the foregoing shall not prohibit the ownership of securities of corporations which are listed on a national securities exchange or traded in the national over-the-counter market in an amount which shall not exceed 5% of the outstanding shares of any such corporation. The parties agree that the geographic scope of this covenant not to compete shall extend throughout the state of Florida. The parties agree that Buyer may sell, assign or otherwise transfer this covenant not to compete, in whole or in part, to any person, corporation, firm or entity that purchases all or part of the Business or the Purchased Assets. In the event a court of competent jurisdiction determines that the provisions of this covenant not to compete are excessively broad as to duration, geographical scope or activity, it is expressly agreed that this covenant not to compete shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such over broad provisions shall be deemed, without further action on the part of any person, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable in such jurisdiction.

            7.1.(b) COVENANT OF CONFIDENTIALITY. Seller shall not at any time subsequent to the Closing, except as explicitly requested by Buyer, (i) use for any purpose, (ii) disclose to any person, or (iii) keep or make copies of documents, tapes, discs or programs containing, any confidential information concerning the Business, the Purchased Assets or the Assumed Liabilities. For purposes hereof, "confidential information" shall mean and include, without limitation, all Trade Rights which are Purchased Assets, all customer lists and customer information of the Business, and all other information concerning the processes, apparatus, equipment, services offered, packaging, products, marketing and distribution methods of the Business, not previously disclosed to the public directly by Seller.

               7.1.(c) EQUITABLE RELIEF FOR VIOLATIONS. Seller agrees that the provisions and restrictions contained in this Section are necessary to protect the legitimate continuing interests of Buyer in acquiring the Business through the purchase of the Purchased Assets and the assumption of the Assumed Liabilities, and that any violation or breach of these provisions will result in irreparable injury to Buyer for which a remedy at law would be inadequate and that, in addition to any relief at law which may be available to Buyer for such violation or breach and regardless of any other provision contained in this Agreement, Buyer shall be entitled to injunctive and other equitable relief as a court may grant after considering the intent of this Section.

      7.2. USE OF NAME. Following the Effective Date, neither Seller nor any Affiliate shall, without the prior written consent of Buyer, make any use of the name "HELP Innovations, Inc." or any other name confusingly similar thereto, except as may be necessary for Seller to pay its liabilities, prepare tax returns and other reports, and to otherwise wind up and conclude its business.

      7.3 AFTER CLOSING. After the Closing, each party will afford the other party, its counsel, accountants and other representatives, during normal business hours, reasonable access to the books, records and other data in such party's possession relating directly or indirectly to the properties, liabilities or operations of the Business, with respect to periods prior to the Closing, and the right to make copies and extracts therefrom, to the extent that such access may be reasonably required by the requesting party for any proper business purpose. Each party agrees for a period extending three years after the Closing not to destroy or otherwise dispose of any such records without first offering in writing to surrender such records to the other party, which party shall have ten (10) days after such offer to agree in writing to take possession thereof. All representations and warranties of Seller shall survive the Closing.

8.    FURTHER COVENANTS OF SELLER AND PRINCIPAL SHAREHOLDERS

      Seller and the Principal Shareholders covenant and agree as follows:

      8.1. CONDUCT OF BUSINESS PENDING THE CLOSING. From the date of this Agreement until the Effective Date, unless this Agreement is terminated as provided for herein, and except as otherwise approved in writing by the Buyer:

            8.1.(a) ACCESS TO INFORMATION AND RECORDS. Seller shall give Buyer, its counsel, accountants and other representatives(i)access during normal business hours to all of the properties, books, records, contracts and documents of Seller relating to the Business or the Purchased Assets or Assumed Liabilities for the purpose of such inspection, investigation and testing as Buyer deems appropriate (and Seller shall furnish or cause to be furnished to Buyer and its representatives all information with respect to the Business Buyer may request); (ii) access to employees, agents and representatives of the Business for the purpose of conducting business, meetings and communications as Buyer reasonably desires; and (iii) access to vendors, customers, manufacturers of its medication and equipment, and others having business dealings with the Business.

            8.1.(b) MAINTAIN ORGANIZATION. Seller and the Principal Shareholders will take such action as may be necessary to maintain, preserve, renew and keep in favor and effect the existence, rights and franchises of the Business and will use their best efforts to preserve the Business intact, to keep available to Buyer the present officers and employees of the Business, and to preserve for Buyer its present relationships with suppliers and customers and others having business relationships with the Business.

            8.1.(c) NO BREACH. Seller and the Principal Shareholders will not do or omit any act, or permit any omission to act, which may cause a breach of any contract, commitment or obligation material to the Business, or any breach of any representation, warranty, covenant or agreement made by Seller or the Principal Shareholders herein, or which would have required disclosure pursuant to this Agreement.

            8.1.(d) NO MATERIAL CONTRACTS. No contract or commitment will be entered into, and no purchase of medication, equipment, inventory, or supplies and no sale of goods or services (real, personal, or mixed, tangible or intangible) will be made, by or on behalf of Seller in connection with its operation of the Business.

            8.1.(e) MAINTENANCE OF INSURANCE. Seller shall maintain all of the insurance set forth in Schedule 4.10.

            8.1.(f) NO NEGOTIATIONS. Seller and the Principal Shareholders will not directly or indirectly (through a representative or otherwise) solicit or furnish any information to any prospective buyer, commence, or conduct presently ongoing, negotiations with any other party or enter into any agreement with any other party concerning the sale of the Business or the Purchased Assets or any part thereof (an "acquisition proposal"), and Seller and the Principal Shareholders shall immediately advise Buyer of the receipt of any acquisition proposal.

            8.1(g) INTERIM FINANCIALS. The Seller will provide Buyer with interim monthly financial statements and other management reports as and when they are available.

      8.2. CONSENTS. Seller and the Principal Shareholders will use their best efforts prior to Closing to obtain all consents necessary for the consummation of the transactions contemplated hereby.

      8.3. OTHER ACTION. Seller and the Principal Shareholders shall use their best efforts to cause the fulfillment at the earliest practicable date of all of the conditions to the parties' obligations to consummate the transactions contemplated in this Agreement.

      8.4. DISCLOSURE. Seller and the Principal Shareholders shall have a continuing obligation to promptly notify Buyer in writing with respect to any matter hereafter arising or discovered which, if existing or known at the date of this Agreement, would have been required to be set forth herein or described in the disclosure schedules, but no such disclosure shall cure any breach of any representation or warranty which is inaccurate.

      8.5. SATISFACTION OF CREDITORS. Seller and its Principal Shareholders shall obtain informed consent of its primary creditors, including but not limited to the Internal Revenue Service and First State Bank and Trust, of Tonganoxie, KS, to this transaction. For the purposes of this paragraph a "primary creditor" shall be one in which their balance exceeds $10,000.00 except for Ernst & Young and Lawerence Hurst.

9.    CONDITIONS PRECEDENT TO BUYER'S OBLIGATIONS

      Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, Buyer's obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Section 8, except to the extent that such satisfaction is waived by Buyer in writing.

      9.1. REPRESENTATIONS AND WARRANTIES TRUE ON THE EFFECTIVE DATE. Each of the representations and warranties made by Seller in this Agreement, and the statements contained in the disclosure schedules or in any instrument, list, certificate or writing delivered by Seller pursuant to this Agreement, shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the Effective Date as though such representations and warranties were made or given on and as of the Effective Date, except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer.

      9.2. COMPLIANCE WITH AGREEMENT. Seller shall have in all material respects performed and complied with all of its agreements and obligations under this Agreement which are to be performed or complied with by Seller prior to or on the Effective Date, including the delivery of the closing documents specified in this Agreement.

      9.3. ABSENCE OF LITIGATION. No Litigation shall have been commenced or threatened, and no investigation by any Government Entity shall have been commenced, against Buyer, Seller or any of the affiliates, officers or directors of any of them, with respect to the transactions contemplated hereby.

      9.4. CONSENTS AND APPROVALS. All approvals, consents and waivers that are required to effect the transactions contemplated hereby shall have been received, and executed counterparts thereof shall have been delivered to Buyer not less than two (2) business days prior to the Effective Date. Notwithstanding the foregoing, receipt of the consent of any third party to the assignment of a Contract which is not (and is not required to be) disclosed in the disclosure schedules shall not be a condition to Buyer's obligation to close, provided that the aggregate of all such Contracts does not represent a material portion of the sales or expenditures of the Business. After the Closing, Seller will continue to use its best effects to obtain any such consents or approvals, and Seller shall not hereby be relieved of any liability hereunder for failure to perform any of its covenants or for the inaccuracy of any representation or warranty.

      9.5. ESTOPPEL CERTIFICATES. Buyer shall have obtained Buyer on or prior to the Effective Date an estoppel certificate or status letter from the landlord under the lease for the Business Location to be assumed pursuant to this Agreement which estoppel certificate or status letter will certify (i) the lease is valid and in full force and effect; (ii) the amounts payable by Seller under the lease and the date to which the same have been paid; (iii) whether there are, to the knowledge of said landlord, any defaults thereunder, and, if so, specifying the nature thereof; and (iv) that the transactions contemplated by this Agreement will not constitute default under the lease and that the landlord consents to the assignment of the lease to Buyer.

      9.6. COMPLETION OF DUE DILIGENCE, SCHEDULES & EXHIBITS. If Buyer does not complete its due diligence or the disclosure schedules and Exhibits are not completed and delivered to the appropriate party or if either party is not reasonably satisfied as to all such matters by October 31, 1999, then this Agreement and all other collateral documents executed in connection with the transactions contemplated by this Agreement may be terminated by either Buyer or Seller. Unless otherwise agreed in writing, if written termination notice to such effect is not so given on or prior to November 15, 1999, then this Agreement may not be terminated by reason of this Section 9.6.

10.   CONDITIONS PRECEDENT TO SELLER'S OBLIGATIONS

      Notwithstanding the execution and delivery of this Agreement or the performance of any part hereof, Seller's obligations to consummate the transaction contemplated by this Agreement shall be subject to the satisfaction of each of the conditions set forth in this Section 9, except to the extent that such satisfaction is waived in writing by Seller.

      10.1 REPRESENTATIONS AND WARRANTIES TRUE ON THE EFFECTIVE DATE. Each of the representations and warranties made by Buyer in this Agreement shall be true and correct in all material respects when made and shall be true and correct in all material respects at and as of the

Effective Date as though such representations and warranties were made or given on and as of the Effective Date.

      10.2. COMPLIANCE WITH AGREEMENT. Buyer shall have in all material respects performed and complied with all of Buyer's agreements and obligations under this Agreement which are to be performed or complied with by Buyer prior to or on the Effective Date, including the delivery of the closing documents specified in this Agreement.

11.   INDEMNIFICATION

      11.1. BY SELLER. Seller hereby agrees to indemnify, defend and hold harmless Buyer, Seller and its directors, officers, employees and controlled and controlling persons (hereinafter "Buyer's affiliates"), from and against all Claims asserted against, resulting to, imposed upon, or incurred by Buyer, Buyer's affiliates, the Business or the Purchased Assets, directly or indirectly, by reason of, arising out of or resulting from (a) the inaccuracy or breach of any representation or warranty of Seller contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Seller contained in this Agreement (regardless of whether such breach is deemed "material"); or (c) any Claim of or against Seller, the Purchased Assets or the Business not specifically assumed by Buyer pursuant hereto. As used in this Article 11, the term "Claim" shall include (i) all Liabilities; (ii) all losses, damages (including, without limitation, consequential damages), judgments, awards, settlements, costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs and attorneys fees and expenses); and
(iii) all demands, claims, actions, costs of investigation, causes of action, proceedings and assessments, whether or not ultimately determined to be valid.

      11.2. BY BUYER. Buyer hereby agrees to indemnify, defend and hold harmless Seller, its directors, officers, employees and controlling persons, from and against all Claims asserted against, resulting to, imposed upon or incurred by any such person, directly or indirectly, by reason of or resulting from (a) the inaccuracy or breach of any representation or warranty of Buyer contained in or made pursuant to this Agreement (regardless of whether such breach is deemed "material"); (b) the breach of any covenant of Buyer contained in this Agreement (regardless of whether such breach is deemed "material"); or (c) all Claims of or against Seller specifically assumed by Buyer pursuant hereto.

12.   CLOSING

      12.1 CLOSING DATE. Consummation of the contemplated transaction (the "CLOSING") shall take place on November 15, 1999 or on such other date or at such other time or place as may be mutually agreed upon in writing by the parties hereto (the "CLOSING DATE"). Notwithstanding the foregoing Closing Date, the parties hereby agree that unless otherwise agreed in writing that the Closing shall not be effective until the satisfaction or waiver of the conditions precedent set forth in Sections 9 and 10 of this Agreement (the "EFFECTIVE DATE"). The Closing shall take place at the offices of Buyer in Boynton Beach, Florida, or at such other place as the parties hereto shall agree upon. Such date is referred to in this Agreement as the "Closing Date".

      12.2. DOCUMENTS TO BE DELIVERED BY SELLER. At the Closing, Seller shall deliver to Buyer the following documents, in each case duly executed or otherwise in proper form:

            12.2.(a) BILLS OF SALE. Bills of sale and such other instruments of assignment, transfer, conveyance and endorsement as will be sufficient in the opinion of Buyer and its counsel to transfer, assign, convey and deliver to Buyer the Purchased Assets as contemplated hereby.

            12.2.(b) COMPLIANCE CERTIFICATE. A certificate signed by the chief executive officer of Seller that each of the representations and warranties made by Seller in this Agreement is true and correct in all material respects on and as of the Effective Date with the same effect as though such representations and warranties had been made or given on and as of the Effective Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Buyer), and that Seller has performed and complied with all of Seller's obligations under this Agreement which are to be performed or complied with on or prior to the Effective Date.

            12.2.(c) CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the Board of Directors of Seller authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

            12.2.(d) INCUMBENCY CERTIFICATE. Incumbency certificates relating to each person executing any document executed and delivered to Buyer pursuant to the terms hereof.

            12.2.(e) OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Buyer at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Buyer may reasonably request.

      12.3. DOCUMENTS TO BE DELIVERED BY BUYER. At the Closing, Buyer shall deliver to Seller the following documents, in each case duly executed or otherwise in proper form:

            12.3.(a) PURCHASE PRICE. To Seller the 1,334,000 Shares of voting common stock required by Section 3.2 hereof.

            12.3.(b) ASSUMPTION OF LIABILITIES. Such undertakings and instruments of assumption as will be reasonably sufficient in the opinion of Seller and its counsel to evidence the assumption of the Assumed Liabilities.

            12.3.(c) COMPLIANCE CERTIFICATE. A certificate signed by the President of Buyer that the representations and warranties made by Buyer in this Agreement are true and correct on and as of the Effective Date with the same effect as though such representations and warranties had been made or given on and as of the Effective Date (except for any changes permitted by the terms of this Agreement or consented to in writing by Seller), and that Buyer has performed and complied with all of Buyer's obligations under this Agreement which are to be performed or complied with on or prior to the Effective Date.

            12.3.(d) CERTIFIED RESOLUTIONS. A certified copy of the resolutions of the Board of Directors of Buyer authorizing and approving this Agreement and the consummation of the transactions contemplated by this Agreement.

            12.3.(e) INCUMBENCY CERTIFICATE. Incumbency certificates relating to each person executing any document executed and delivered to Seller by Buyer pursuant to the terms hereof.

            12.3.(f) OTHER DOCUMENTS. All other documents, instruments or writings required to be delivered to Seller at or prior to the Closing pursuant to this Agreement and such other certificates of authority and documents as Seller may reasonably request.

13.   TERMINATION

      13.1. RIGHT OF TERMINATION WITHOUT BREACH. This Agreement may be terminated without further liability of any party at any time prior to the Effective Date:

            13.1.(a)  by mutual written agreement of Buyer and Seller, or

            13.1.(b) by either Buyer or Seller if any of the conditions set forth in Sections 9 and 10 hereof are not satisfied at or before October 31, 1999, unless waived in writing.

      13.2. TERMINATION FOR BREACH.

            13.2.(a) TERMINATION BY BUYER. If (i) there has been a material violation or breach by Seller of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Buyer, or (ii) there has been a failure of satisfaction of a condition to the obligations of Buyer which has not been so waived, or
      (iii) Seller shall have attempted to terminate this Agreement under this
      Article 13 or otherwise without grounds to do so, then Buyer may, by written notice to Seller at any time prior to the Closing that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 13.2.(c) hereof.

            13.2.(b) TERMINATION BY SELLER. If (i) there has been a material violation or breach by Buyer of any of the agreements, representations or warranties contained in this Agreement which has not been waived in writing by Seller, or (ii) there has been a failure of satisfaction of a condition to the obligations of Seller which has not been so waived, or
      (iii) Buyer shall have attempted to terminate this Agreement under this
      Article 13 or otherwise without
      grounds to do so, then Seller may, by written notice to Buyer at any time prior to the Effective that such violation, breach, failure or wrongful termination attempt is continuing, terminate this Agreement with the effect set forth in Section 13.2.(c) hereof.

            13.2.(c) EFFECT OF TERMINATION. Termination of this Agreement pursuant to this Section 13.2 shall not in any way terminate, limit or restrict the rights and remedies of any party hereto against any other party which has violated, breached or failed to satisfy any of the representations, warranties, covenants, agreements, conditions or other provisions of this Agreement prior to termination hereof. In addition to the right of any party under common law to redress for any such breach or violation, each party whose breach or violation has occurred prior to termination shall jointly and severally indemnify each other party for whose benefit such representation, warranty, covenant, agreement or other provision was made ("indemnified party") from and against all losses, damages (including, without limitation, consequential damages), costs and expenses (including, without limitation, interest (including prejudgment interest in any litigated matter), penalties, court costs, and attorneys fees and expenses) asserted against, resulting to, imposed upon, or incurred by the indemnified party, directly or indirectly, by reason of, arising out of or resulting from such breach or violation.

14.   MISCELLANEOUS

      14.1. DISCLOSURE SCHEDULES. Information set forth in the Disclosure schedules specifically refers to the article and section of this Agreement to which such information is responsive and such information shall not be deemed to have been disclosed with respect to any other article or section of this Agreement or for any other purpose. The Disclosure schedules shall not vary, change or alter the language of the representations and warranties contained in this Agreement and, to the extent the language in the Disclosure schedules does not conform in every respect to the language of such representations and warranties, such language shall be disregarded and be of no force or effect.

      14.2. FURTHER ASSURANCE. From time to time, at Buyer's request and without further consideration, Seller will execute and deliver to Buyer such documents and take such other action as Buyer may reasonably request in order to consummate more effectively the transactions contemplated hereby and to vest in Buyer good, valid and marketable title to the business and assets being transferred hereunder.

      14.3. ASSIGNMENT; PARTIES IN INTEREST

            14.3.(a) ASSIGNMENT. Except as expressly provided herein, the rights and obligations of a party hereunder may not be assigned, transferred or encumbered without the prior written consent of the other party. Notwithstanding the foregoing, Buyer may, without consent of the other party, cause one or more subsidiaries of Buyer to carry out all or part of the transactions contemplated hereby; provided, however, that Buyer shall, nevertheless, remain liable for all of its obligations, and those of any such subsidiary, to Seller hereunder.

            14.3.(b) PARTIES IN INTEREST. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by the respective successors and permitted assigns of the parties hereto. Nothing contained herein shall be deemed to confer upon any other person any right or remedy under or by reason of this Agreement.

      14.4. LAW GOVERNING AGREEMENT. This Agreement may not be modified or terminated orally, and shall be construed and interpreted according to the internal laws of the State of Florida, excluding any choice of law rules that may direct the application of the laws of another jurisdiction.

      14.5. AMENDMENT AND MODIFICATION. Buyer and Seller may amend, modify and supplement this Agreement in such manner as may be agreed upon by them in writing.

      14.6. NOTICE. All notices, requests, demands and other communications hereunder shall be given in writing and shall be: (a) personally delivered; (b) sent by telecopier, facsimile transmission or other electronic means of transmitting written documents; or (c) sent to the parties at their respective addresses indicated herein by registered or certified U.S. mail, return receipt requested and postage prepaid, or by private overnight mail courier service. The respective addresses to be used for all such notices, demands or requests are as follows:

      (a)   If to Buyer, to:    Cyber-Care, Inc.
                                1903 S. Congress Ave., Suite 500
                                Boynton Beach, Florida 33426
                                Attention:  Michael F. Morrell
                                Facsimile: (561) 364-8291

                                HELP Innovations Acquisition Corp., Inc.
                                1903 S. Congress Ave., Suite 500
                                Boynton Beach, Florida 33426
                                Attention:  John E. Haines
                                Facsimile: (561) 364-8291

or to such other person or address as Buyer shall furnish to Seller in writing.

      (b)   If to Seller, to:   HELP Innovations, Inc.
                                1311 Wakarusa Drive, Suite 2200
                                Lawrence, Kansas 66049
                                Attention: Linda Roman
                                Facsimile:  (785) 749-4715

or to such other person or address as Seller and Principal Shareholders shall furnish to Buyer in writing. If personally delivered, such communication shall be deemed delivered upon actual receipt; if electronically transmitted pursuant to this paragraph, such communication shall be deemed delivered the next business day after transmission (and sender shall bear the burden of proof of delivery); if sent by overnight courier pursuant to this paragraph, such communication shall be deemed delivered upon receipt; and if sent by U.S. mail pursuant to this paragraph, such communication shall be deemed delivered as of the date of delivery indicated on the receipt issued by the relevant postal service, or, if the addressee fails or refuses to accept delivery, as of the date of such failure or refusal. Any party to this Agreement may change its address for the purposes of this Agreement by giving notice thereof in accordance with this Section.

      14.7. EXPENSES. Regardless of whether or not the transactions contemplated hereby are consummated:

            14.7.(a) BROKERAGE. Seller and Buyer each represent and warrant to each other that there is no broker involved or in any way connected with the transfer provided for herein. Buyer agrees to hold Seller harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of Buyer in connection with the execution of this Agreement or the transactions provided for herein. Seller agrees to hold Buyer harmless from and against all claims for brokerage commissions or finder's fees incurred through any act of Seller in connection with the execution of this Agreement or the transactions provided for herein.

            14.7.(b) EXPENSES TO BE PAID BY SELLER. Seller shall pay, and shall indemnify, defend and hold Buyer harmless from and against, each of the following:

                  (i) TRANSFER TAXES. Any sales, use, excise, transfer or other similar tax imposed with respect to the transactions provided for in this Agreement, and any interest or penalties related thereto.

                  (ii) PROFESSIONAL FEES. All fees and expenses of Seller's
            legal, accounting, investment banking and other professional counsel in connection with the transactions contemplated hereby.

            14.7.(c) OTHER. Except as otherwise provided herein, each of the parties shall bear its own expenses and the expenses of its counsel and other agents in connection with the transactions contemplated hereby.

            14.7.(d) COSTS OF LITIGATION OR ARBITRATION. The parties agree that the prevailing party in any action brought with respect to or to enforce any right or remedy under this Agreement shall be entitled to recover from the other party or parties all reasonable costs and expenses of any nature whatsoever incurred by the prevailing party in connection with such action, including without limitation attorneys' fees and prejudgment interest.

      14.8. ENTIRE AGREEMENT. This instrument embodies the entire agreement between the parties hereto with respect to the transactions contemplated herein, and there have been and are no agreements, representations or warranties between the parties other than those set forth or provided for herein.

      14.9. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      14.10. HEADINGS. The headings in this Agreement are inserted for convenience only and shall not constitute a part hereof.

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date and year first above written.

        "SELLER"                     "CYBR"                        "BUYER"
  HELP Innovations, Inc.        Cyber-Care, Inc.               HELP Innovations
                                                            Acquisition Corp., Inc.

By: /s/ LINDA L. ROMAN         By: /s/ PAUL C. PERSHES      By: /s/ JOHN HAINES

Attest: /s/ JAMES A. HIBBARD   Attest: /s/ ROBIN WILLIAMS   Attest: /s/ ROBIN WILLIAMS

                       AGREEMENT OF PRINCIPAL SHAREHOLDERS

      The undersigned principal shareholders of the Seller hereby enters into and agrees to be individually bound by and a party to the provisions of Sections 4, 7, 8, 11 and 14 of this Agreement.

                                           /s/ LINDA L. ROMAN
                                               Linda L. Roman

                                               Attest: /s/ JAMIE A. HIBBARD


                                               Innovative Health of Kansas, Inc.

                                               By: /s/ LINDA L. ROMAN

                                               Attest: /s/ JAMIE A. HIBBARD